UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2010

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a previous announcement, James A. Zimmerman (president of the Virginia/Tennessee Market) retired effective December 31, 2010. Mr. Zimmerman is no longer a named executive officer of the Company.

Also, effective January 1, 2011, James R. Conschafter (previous president of the North Carolina Market) succeeded Mr. Zimmerman as president of the Virginia/Tennessee Market. Simultaneously, Marilyn L. Hammond succeeded Mr. Conschafter as president of the North Carolina Market. Daniel J. Bradley was named president of the Ohio/Rhode Island Market, effective November 2010. John R. Schueler and John R. Cottingham remain president of the Florida and Mid-South Markets, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)
Date January 4, 2011
/S/ JOHN A. SCHAUSS
John A. Schauss
Vice President - Finance and Chief Financial Officer